Exhibit 10.13

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated December 8, 2009 between Titan Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of the signatories hereto (collectively, the “Investors”).

WHEREAS, the Company desires to issue and sell to the Investors, and the Investors desire to purchase from the Company, an aggregate of 300,000 shares (the “Shares”) of the Company’s common stock, $.001 par value (the “Common Stock”) on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

1. Purchase and Sale of Shares. At the Closing (as defined in Section 2), the Company shall sell to the Investors and the Investors shall purchase from the Company the number of Shares indicated on the signature page of this agreement for a purchase price of $1.70 per share or an aggregate purchase price of $510,000 (the “Purchase Price”). The Investors shall deliver to the Company via wire transfer immediately available funds equal to the Purchase Price and the Company shall deliver to the Investors the Shares.

2. Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall take place at the offices of Loeb and Loeb LLP, 345 Park Avenue, New York, New York, 10154, or such other place to be specified by the Company and the Investors, on such date and at such time (the “Closing Date”) as the Company and the Investors shall agree in writing, but in no event later than three Business Days following the date of this Agreement. For purposes of this Agreement, (i) “Business Day” shall mean a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business, and (ii) “Trading Day” shall mean a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not so quoted, then Trading Day shall mean a Business Day.

3. Representations, Warranties and Covenants of the Company. Except as otherwise described in the Company’s disclosure schedules delivered to the Investors in connection with the transactions contemplated hereby (the “Disclosure Schedules”) or in the Company’s definitive proxy statement on Form 14A, filed May, 2, 2008, the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007, the Company’s Quarterly Reports on Form 10-Q for each of the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008, respectively, and the Company’s Current Reports on Form 8-K filed during the period from January 1, 2008 to December 5, 2008, each case as filed by the Company with the United States Securities and Exchange Commission (the “Commission”), (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”), and in the Company’s press releases dated December 15, 2008, May 6, 2009, May 20, 2009, October 1, 2009, October 12, 2009 and November 30, 2009 (the “Releases” and, together with the Disclosure Schedules and the SEC Documents, the “Company Information”), which qualify the following representations and warranties in their entirety, the Company hereby represents and warrants to, and covenants with, the Investors, as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) as follows:

3.1 Subsidiaries; Organization. The Company has no direct or indirect Subsidiaries other than those listed in Section 3.1 of the Disclosure Schedules. Except as disclosed in Section 3.1 of the Disclosure Schedules, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect, and no Proceeding has been instituted, is pending, or, to the Company’s knowledge, has been threatened in writing in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. For purposes of this Agreement, (i) “Subsidiary” shall mean any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest, (ii) “Lien” shall mean any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind, (iii) “Material Adverse Effect” shall mean any of (a) a material and adverse effect on the legality, validity or enforceability of this Agreement, the schedules and exhibits attached hereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder, (b) a material and adverse effect on the results of operations, assets, prospects, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (c) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement, and (iv) “Proceeding” shall mean an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial Proceeding, such as a deposition), whether commenced or threatened.

3.2 Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and that certain registration rights agreement of even date herewith (the “Registration Rights Agreement” and, together with this Agreement, the “Transaction Agreements”) and each of the Transaction Agreements has been duly authorized and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Investors, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).

3.3 Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive or similar rights.

3.4 Non-Contravention. The execution and delivery of the Transaction Agreements, the issuance and sale of the Shares by the Company under this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of their property is bound, where such conflict, violation or default is likely to result in a Material Adverse Effect, (ii) the charter, by-laws or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Company or any Subsidiary or any of their property, where such conflict, violation or default is likely to result in a Material Adverse Effect, or (B) result in the creation or imposition of any Lien upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution, delivery and performance of this Agreement, the valid issuance and sale of the Shares, other than such as have been made or obtained.

3.5 Capitalization. The Company has authorized 125,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $.001 par value (the “Preferred Stock:”). As of the date of this Agreement, there were 58,967,742 shares of Common Stock and no shares of Preferred Stock outstanding and there were options and warrants outstanding to purchase an aggregate of 13,347,320 additional shares of Common Stock. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party. Except as specified in Section 3.5 of the Disclosure Schedules: (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound; (iv) to the Company’s knowledge, there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended (the “Securities Act”); (vi) there are no outstanding securities or instruments of the Company or which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company has no liabilities or obligations required to be disclosed in the Financial Statements but not so disclosed in the Financial Statements, other than those incurred in the ordinary course of the Company’s businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

3.6 Legal Proceedings. There is no legal or governmental Proceeding pending to which the Company or any Subsidiary is a party or of which the business or property of the Company or any Subsidiary is subject.

3.7 No Violations. None of the Company or any Subsidiary is in violation of its charter, bylaws or other organizational document, or in violation of any law, rule, regulation, ordinance, judgment, injunction, decree or order of any court or governmental agency, arbitration panel or authority applicable to it, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the property of the Company or any Subsidiary is bound, which would be reasonably likely to have a Material Adverse Effect.

3.8 Governmental Permits, Etc. Each of the Company and the Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of its business as currently conducted (“Material Permits”), except where the failure to currently possess any such franchise, license, certificate or other authorization could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of Proceedings relating to the revocation or modification of any such Material Permits, and the Company is unaware of any facts or circumstances that would reasonably expect to give rise to the revocation or modification of any Material Permits.

3.9 Intellectual Property. The Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted. Except where such violations or infringements would not have, either individually or in the aggregate, a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; (b) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, Proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, Proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, Proceeding or claim by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

3.10 Financial Statements; SEC Documents. The financial statements of the Company and the related notes contained in the Company’s SEC Documents, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and the financial statements and the related notes for the year ended December 31, 2008 (the “2008 Financials”) previously delivered to the Investor (collectively, the “Financial Statements”) present fairly, in accordance with generally accepted accounting principles, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles. Prior to December 16, 2008, the Company filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding such date on a timely basis or received a valid extension of such time of filing and filed any such reports prior to the expiration of any such extension. As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as specified in Section 3.10 of the Disclosure Schedules, all material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject are included as part of or specifically identified in the SEC Documents or the Press Releases. The Financial Statements included in any of the SEC Documents or in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement).

3.11 Foreign Corrupt Practices. Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company, have (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or made by any person acting on its behalf and of which the Company is aware in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.12 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable laws, rules or regulations take, any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

3.13 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Investors hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

3.14 Legal Opinion. The Company shall cause to be delivered to the Investors by counsel to the Company a legal opinion substantially in the form attached hereto as Exhibit B.

3.15 Exemption from Registration; No Registration Rights. Assuming the accuracy of the representations and warranties of the Investors in Section 4 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors. The Company has not engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Shares or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. None of the Company, its Subsidiaries nor, to the Company’s knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to the Agreement to be integrated with prior offerings by the Company for purposes of any applicable laws, rules or regulation or stockholder approval provisions. The Company shall comply with all applicable laws, including the Securities Act, and any applicable state securities laws in connection with the offer and sale of the Shares. From and after the date of this Agreement, the Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investor, or that will be integrated with the offer or sale of the Shares. Except as specified in Section 3.15 of the Disclosure Schedules, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company. For purposes of this Agreement, (i) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144 under the Securities Act (with respect to the Investor, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Investor will be deemed to be an Affiliate of the Investor),and (ii) “Person” shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

3.16 Accountants. Odenberg, Ullakko, Muranishi & Co. LLP, which has expressed its opinion with respect to the financial statements set forth in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007, as well as the 2008 Financials, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

3.17 Taxes. The Company and each of its Subsidiaries (i) has accurately and timely prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the Company or any of its Subsidiaries by the taxing authority of any jurisdiction.

3.18 Investment Company. None of the Company or any Subsidiary is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

3.19 No Trigger of Antidilution Provisions. None of the execution, delivery or performance of this Agreement by the Company will trigger any antidilution adjustment with respect to the exercise or conversion price of any securities of the Company outstanding as of the date hereof.

3.20 Material Changes. Since December 31, 2007, except as set forth in the Company Information or as specifically disclosed in Section 3.20 of the Disclosure Schedules, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course as dividends on outstanding preferred stock or issued pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the SEC Documents and Press Releases and (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any material contract under which the Company or any of its Subsidiaries is bound or subject. Except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition that would be required to be disclosed under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made. For purposes of this Agreement, “GAAP” shall mean U.S. generally accepted accounting principles, applied on a consistent basis.

3.21 Environmental Matters. To the Company’s knowledge, neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or would have, individually or in the aggregate, a Material Adverse Effect; and there is no pending investigation or, to the Company’s knowledge, investigation threatened in writing that might lead to such a claim.

3.22 Employment Matters. No material labor dispute exists or, to the Company’s knowledge, is imminent with respect to any of the employees of the Company that would have a Material Adverse Effect. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the Company’s knowledge, no executive officer is in violation of any term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant which would have a Material Adverse Effect, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.

3.23 Title to Assets; Insurance. The Company and its Subsidiaries have good and marketable title in fee simple to all real property. The Company and its Subsidiaries have good and marketable title to all tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as whole, in each case free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.24 Transactions With Affiliates and Employees; Accounting and Disclosure Controls. None of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act if such regulation were applicable to the Company. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

3.25 Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Investors for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Company shall indemnify, pay, and hold the Investors harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

3.26 Application of Takeover Protections; Rights Agreements. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under this Agreement including, without limitation, the Company’s issuance of the Shares and the Investors’ ownership of the Shares. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

3.27 Disclosure. The Company confirms that neither it nor any of its officers or directors nor any other Person acting on its or their behalf has provided the Investors or their agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of this Agreement and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the Press Release as contemplated by Section 3.31 hereof. The Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions.

3.28 Acknowledgment Regarding Investors. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length Investor with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that none of the Investors is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by an Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investor’s purchase of the Shares. Notwithstanding anything to the contrary in this Agreement, it is understood and acknowledged by the Company (i) that the Investors have not been asked to agree, nor have the Investors agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term; (ii) that past or future open market or other transactions by the Investors, including “short sales”, and specifically including, without limitation, “short sales” or “derivative” transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that the Investors, and counter-parties in “derivative” transactions to which the Investors are parties, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that the Investors shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) the Investors may engage in hedging activities at various times during the period that the Shares are outstanding and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of this Agreement.

3.29 PFIC. Neither the Company nor any Subsidiary is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

3.30 Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Shares if required under Regulation D of the Securities Act. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

3.31 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares hereunder for working capital and general corporate purposes and, except as set forth in Section 3.32 of the Disclosure Schedules, not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock or Common Stock equivalents or to settle any outstanding legal action.

3.32 Form 10; Registration Rights. On or before January 15, 2010, the Company shall file a registration statement on Form 10 with the SEC and use its commercially reasonable efforts to effect the re-registration of the Common Stock under the Securities Exchange Act of 1934 on or prior to April 15, 2010. Following the Closing, if, at any time, the Company is not required to file periodic reports with the Commission under the Exchange Act, it will prepare and furnish to the Investor such information, and in the time periods required, as would be required if the Investor were to sell the Shares under Rule 144 of the Exchange Act. The Investors shall be entitled to have the Shares registered for resale under the Securities Act pursuant to the terms of the Registration Rights Agreement.

4. Representations, Warranties and Covenants of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

4.1 Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Agreements and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of the Transaction Agreements has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

4.2 No Conflicts. The execution, delivery and performance by such Investor of the Transaction Agreements and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

4.3 Investment Intent. Such Investor understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares for its own account and not with a view to, or for distributing or reselling the Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Investor does not agree to hold any of the Shares for any minimum period of time and reserves the right, subject to the provisions of the Transaction Agreements, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Investor is acquiring the Shares hereunder in the ordinary course of its business.

4.4 Investor Status. At the time such Investor was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

4.5 General Solicitation. Such Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

4.6 Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

4.7 Access to Information. Such Investor acknowledges that it has had the opportunity to review the Company Information and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Company Information and the Company’s representations and warranties contained in the Transaction Agreements. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.

4.8 Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the earlier to occur of (1) the time that such Investor was first contacted by the Company or any other Person regarding the transactions contemplated hereby and (2) the tenth (10th) day prior to the date of this Agreement, neither the Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Shares, and (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Notwithstanding the foregoing, in the case of a Investor and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Investor’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. Other than to other Persons party to this Agreement, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.9 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

4.10 Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Shares pursuant to this Agreement, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

4.11 Reliance on Exemptions. Such Investor understands that the Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Shares.

4.12 No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

4.13 Beneficial Ownership. The purchase by such Investor of the Shares at the Closing will not result in such Investor (individually or together with any other Person with whom such Investor has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that such Closing shall have occurred. Such Investor does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that each Closing shall have occurred.

4.14 Residency. Such Investor’s residence (if an individual) or offices in which its investment decision with respect to the Shares was made (if an entity) are located at the address immediately below such Investor’s name on its signature page hereto.

5. Transfer Restrictions.

5.1 Compliance with Laws. Notwithstanding any other provision of this Section 5, each Investor covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Investor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the securities may be sold pursuant to such rule) or Rule 144A, (iv) pursuant to Rule 144(b) following the applicable holding period or (v) in connection with a bona fide pledge as contemplated in Section 5.2, the Company may require the transferor thereof to provide to the Company and the transfer agent for the Common Stock (the “Transfer Agent”) an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Investor under the Transaction Agreements.

5.2 Legends. Certificates evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 5.1:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in, some or all of the legended Shares in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Investor transferee of the pledge. No notice shall be required of such pledge, but Investor’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Each Investor acknowledges and agrees that, except as otherwise provided in Section 5.3, any Shares subject to a pledge or security interest as contemplated by this Section 5.2 shall continue to bear the legend set forth in this Section 5.2 and be subject to the restrictions on transfer set forth in Section 5.1.

5.3 Removal of Legends. The legend set forth in Section 5.2 above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares are registered for resale under the Securities Act (provided that the Investors agree to only sell such Shares when, and as permitted, by the effective registration statement permitting such resale), (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Shares are eligible for sale under Rule 144 without any volume or manner of sale restrictions. Following the earlier of (i) the effective date of the registration statement covering the resale of the Shares (the “Effective Date”) or (ii) such time as a legend is no longer required for the Shares, the Company shall cause its legal counsel to issue to the Transfer Agent an opinion in the form attached as Exhibit      hereto. Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Following the Effective Date, or at such earlier time as a legend is no longer required for certain Shares, the Company will no later than three (3) Trading Days following the delivery by an Investor to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) (such third Trading Day, the “Legend Removal Date”) deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5. Certificates for Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Investors by crediting the account of the Investor’s prime broker with DTC.

5.4 Acknowledgement. Each Investor hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act.

6. Conditions to the Company’s Obligation to Sell.

6.1 Closing Date. The obligation of the Company hereunder to issue and sell the Shares to the Investors at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Investors shall have delivered to the Company (i) the Purchase Price for the Shares by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company, and (ii) properly completed Securities Questionnaires substantially in the form attached hereto as Exhibit A.

(b) The representations and warranties of the Investors shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investors shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investors at or prior to the Closing Date.

7. Conditions to the Investors’ Obligation to Purchase.

7.1 Closing Date. The obligation of the Investors hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have delivered to the Investors evidence of receipt by the Company’s transfer agent of irrevocable instructions to issue the Shares to the Investor in accordance with the instructions provided in Exhibit A hereto.

(b) The Investors shall have received the opinion of Loeb & Loeb LLP, the Company’s outside counsel, dated as of the Closing Date, in substantially the form of Exhibit B attached hereto.

(c) The Company shall have delivered to the Investors certificates evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Delaware, as of a date within three Business Days of the Closing Date.

(d) The Company shall have delivered to the Investors certificates evidencing each of the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company or the applicable Subsidiary conducts business, as of a date within five Business Days of the Closing Date.

(e) The Company shall have delivered to the Investors a certified copy of its certificate of incorporation as certified by the Secretary of State of the State of Delaware within five Business Days of the Closing Date.

(f) The Company shall have delivered a certificate of the Secretary of the Company, dated as of the Closing Date, (a) certifying the resolutions adopted by the board of directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other documents or agreements executed in connection with the transactions contemplated hereunder and the issuance of the Shares, and (b) certifying the current versions of the certificate or articles of incorporation, as amended, and by-laws of the Company.

(g) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(h) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(i) The Company shall have delivered to the Investors a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its President certifying to the fulfillment of the conditions specified in Sections 7.1(g) and (h) in a form reasonably acceptable to the Investors.

(j) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(k) The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares at the Closing, all of which shall be and remain so long as necessary in full force and effect.

(l) Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

8. Indemnification.

8.1 Indemnification of the Investors. The Company will indemnify and hold the Investors and their respective directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in any other documents or agreements executed in connection with the transactions contemplated hereunder. The Company will not be liable to any Investor Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement.

8.2 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, Proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such Proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such Proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding.

9. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investors herein shall survive the execution of this Agreement, and the payment by the Investor for the Shares being purchased pursuant to this Agreement.

10. General Release. Excepting only their respective rights to enforce the terms of this Agreement, each of the Investors fully and forever releases, remises and fully discharges the Company and its agents, employees, predecessors, representatives, subsidiaries, affiliates, parents, divisions, owners, officers, directors, attorneys, successors and assigns from and against all actions, proceedings, causes of action, claims for relief, demands, rights, titles, interests, damages, losses, costs, expenses, disbursements (including attorneys’ fees), obligations, liabilities and other claims of every nature whatsoever, made or asserted, known, unknown or suspect as of the date of this Agreement, including, but not limited to, any and all claims arising out of or relating to the Term Sheet dated November 30, 2009, and covenants not to sue or otherwise initiate or cause to be instituted or in any way participate in any proceedings or actions concerning any such matters. It is expressly agreed that the claims released pursuant to this Section 10 include all claims against individual employees and officers of the Company whether or not such employees were acting within the course or scope of their employment. Section 1542 of the California Civil Code provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Each Investor hereby expressly, knowingly and voluntarily waives and relinquishes all rights and benefits afforded by Section 1542 or any analogous state or federal law or regulation, and in so doing, understands and acknowledges the significance and consequence of such specific waiver.

11. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three Business Days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (iii) if delivered by International Federal Express, two (2) Business Days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

(a) if to the Company, to:

Titan Pharmaceuticals, Inc.

400 Oyster Point Blvd., Suite #505

South San Francisco, CA 94080

Attn: President

Phone: (650) 989-2260

Telecopy: (650) 244-4956

(b) with a copy to:

Loeb and Loeb LLP

345 Park Avenue

New York, NY 10154

Attn: Fran Stoller

Phone: (212) 407-4935

Telecopy: (212) 214-0706

(c) if to the Investors, at the address or facsimile number on the Securities Questionnaire attached as Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing.

12. Termination. Except as otherwise provided in this Agreement, this Agreement shall terminate on the earlier of (a) the date on which the Company and the Investors agree by mutual written consent to terminate this Agreement, and (b) the Closing Date.

13. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investors.

14. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

15. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

16. Governing Law. This Agreement shall be deemed to be a contract made under the laws of New York, and for all purposes shall be governed by and construed in accordance with the laws of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

18. Fees and Expenses. The Company and the Investors shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares to the Investors.

19. Entire Agreement. The Transaction Agreements, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Investors will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Agreements.

20. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor shall be entitled to specific performance under this Agreement. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

21. Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in this Agreement to a number of Shares or a price per share shall be deemed to be amended to appropriately account for such event.

IN WITNESS WHEREOF, the Company and the Investor have executed this Stock Purchase Agreement as of the date first set forth above.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Name: Sunil Bhonsle
Title: President

INVESTORS:

HENRY C. BEINSTEIN

/s/ Harry C. Beinstein
Signature

HENRY C. BEINSTEIN ROLLOVER IRA

By:	/s/ Harry C. Beinstein
Name: Harry C. Beinstein
Title: Rollover IRA a/c

EXHIBIT A

SECURITIES QUESTIONNAIRE

Pursuant to Section 6.1 of this Agreement, please provide us with the following information:

1.	The exact name that your interests in the Shares are to be registered in:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The telephone number of the registered holder listed in response to item 1 above:

5.	The facsimile number of the registered holder listed in response to item 1 above:

6.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

7.	You represented in the Stock Purchase Agreement that you are an “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (5), (6) or (7) of Regulation D under the Securities Act of 1933, as amended).

A-1